Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

James D. Nesci

President and Chief Executive Officer

BlueFoundryBank.com

jnesci@bluefoundrybank.com

201-972-8900

Blue Foundry Bank Announces Results of Depositor Vote and Stock Offering and Expected Closing Date of the Conversion and Stock Offering

RUTHERFORD, NJ, July 13, 2021 — Blue Foundry Bank (the “Bank”) announced today that the establishment and funding of Blue Foundry Charitable Foundation, Inc. was approved at the adjourned Special Meeting of Depositors of Blue Foundry, MHC, held on July 8, 2021, and that all regulatory approvals required to convert Blue Foundry, MHC from the mutual holding company to the stock holding company form of organization have been received. Blue Foundry Bancorp (the “Company”) expects to close the offering and conversion on July 15, 2021.

In addition, the Company announced that in the subscription offering that ended on June 15, 2021, the Company received orders in excess of the adjusted maximum of the offering range. Accordingly, 27,772,500 shares of the Company’s common stock are expected to be sold in the offering at a price of $10.00 per share. The Company will also contribute 750,000 shares of common stock and $1.5 million in cash to Blue Foundry Charitable Foundation, Inc.

The offering was oversubscribed by eligible account holders who had a first tier priority (those depositors having a qualifying deposit as of December 31, 2019) in the subscription offering. Accordingly, shares will be allocated to first tier subscribers in accordance with the Plan of Conversion and Reorganization, as described in the Prospectus. No shares will be sold to other subscribers in the subscription offering. Eligible account holders wishing to confirm their allocations online may do so at https://allocations.kbw.com. You may also contact the Stock Information Center at 1-(844) 265-9680, which will be open between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

Shares of the Company’s common stock are expected to begin trading on July 16, 2021 on the Nasdaq Global Select Market under the trading symbol “BLFY.” The Company’s transfer agent, Continental Stock Transfer & Trust Company, expects to mail Direct Registration Statements reflecting the shares purchased in the stock offering, a check for any interest due on funds submitted and, if any subscription was not filled in full, any refund due beginning on or about July 16, 2021.

Keefe, Bruyette & Woods, Inc. acted as marketing agent for the Company in connection with the stock offering. Luse Gorman, PC acted as legal counsel to the Company and the Bank. Hogan Lovells US LLP acted as legal counsel to Keefe, Bruyette & Woods, Inc.

About Blue Foundry Bancorp and Blue Foundry Bank

Blue Foundry Bancorp will be the stock holding company for Blue Foundry Bank upon the completion of the conversion and stock offering. Rutherford-based Blue Foundry Bank has nearly $2 billion in assets and operates 16 branches in Bergen, Morris, Essex and Passaic Counties, New Jersey. For over 80 years, Blue Foundry Bank has served the local communities where it operates and has deep and longstanding relationships with its business and retail customers as well as local municipalities.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: changes in the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company cautions prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.